EXHIBIT 99.3

CERTIFICATE OF DESIGNATION OF THE RELATIVE RIGHTS AND PREFERENCES
OF THE
SERIES E CONVERTIBLE PREFERRED STOCK
OF
THE VIALINK COMPANY

     The undersigned, the President of The viaLink Company, a Delaware corporation (the “Company”), in accordance with the provisions of the Delaware General Corporation Law, does hereby certify that, pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation of the Company, the following resolution creating a series of Series E Convertible Preferred Stock, was duly adopted on            , 2004:

     RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors of the Company by provisions of the Certificate of Incorporation of the Company (the “Certificate of Incorporation”), there hereby is created out of the shares of Preferred Stock, par value $.001 per share, of the Company authorized in Article IV of the Certificate of Incorporation (the “Preferred Stock”), a series of Preferred Stock of the Company, to be named “Series E Convertible Preferred Stock,” consisting of [One Thousand Six Hundred Fifty (1,650)] shares, which series shall have the following designations, powers, preferences and relative and other special rights and the following qualifications, limitations and restrictions:

1)	Designation and Rank. The designation of such series of the Preferred Stock shall be the Series E Convertible Preferred Stock, par value $.001 per share (the “Series E Preferred Stock”). The maximum number of shares of Series E Preferred Stock shall be [One Thousand Six Hundred Fifty (1,650)] shares. The Series E Preferred Stock shall rank (i) senior to the common stock, par value $.001 per share (the “Common Stock”), and to all other classes and series of equity securities of the Company which by its terms does not rank senior to the Series E Preferred Stock (“Junior Stock”); (ii) senior to shares of the Company’s Series B Convertible Preferred Stock, Series C Convertible Preferred Stock and Series D Convertible Preferred Stock, and (iii) junior to any other class or series of equity securities which by its terms shall rank senior to the Series E Preferred Stock. The Series E Preferred Stock shall be subordinate to and rank junior to all indebtedness of the Company now or hereafter outstanding.

2)	Dividends.

a)	Payment of Dividends. Commencing eighteen (18) months following the date of issuance of the Series E Preferred Stock (the “Issuance Date”), the holders of record of shares of Series E Preferred Stock shall be entitled to receive, out of any assets at the time legally available therefor and when and as declared by the Board of Directors, dividends at the rate of four percent (4%) of the stated Liquidation Preference Amount (as defined in Section 4(a)) per share per annum commencing on the Issuance Date, increasing to the rate of eight percent (8%) of the stated Liquidation Preference Amount thirty (30) months following the Issuance Date (the “Dividend Payment”), and no more, payable semi-annually at the option of the Company in cash or in shares of Common Stock, and if paid in shares of Common Stock, in an amount equal to the quotient of (i) the Dividend Payment divided by (ii) the Conversion Price (as defined in Section 5(d) below). If the Company elects to pay any dividend in shares of Common Stock, the Company will give the holders of record of shares of the Series E Preferred Stock ten (10) trading days notice prior to the date of the applicable Dividend Payment and such shares of Common Stock shall be registered pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”). In the case of shares of Series E Preferred Stock outstanding for less than a full year, dividends shall be pro rated based on the portion of each year during which such shares are outstanding. Dividends on the Series E Preferred Stock shall be cumulative, shall accrue and be payable semi-annually at the option of the Company in cash or into shares of Common Stock in accordance with the terms and provisions of this Section 2(a). Dividends on the Series E Preferred Stock are prior and in preference to any declaration or payment of any distribution (as defined below) on any outstanding shares of Common Stock or any other equity securities of the Company ranking junior to the Series E Preferred Stock as to the payment of dividends. Such dividends shall accrue on each share of Series E Preferred Stock from day to day whether or not earned or declared so that if such dividends with respect to any previous dividend period at the rate provided for herein have not been paid on, or declared and set apart for, all shares of Series E Preferred Stock at the time outstanding, the deficiency shall be fully paid on, or declared and set apart for, such shares on a pro rata basis with all other equity securities of the Company ranking on parity with the Series E Preferred Stock as to the payment of dividends before any distribution shall be paid on, or declared and set apart for Common Stock or any other equity securities of the Company ranking junior to the Series E Preferred Stock as to the payment of dividends.

b)	So long as any shares of Series E Preferred Stock are outstanding, the Company shall not declare, pay or set apart for payment any dividend or make any distribution on any Junior Stock (other than dividends or distributions payable in additional shares of Junior Stock), unless at the time of such dividend or distribution the Company shall have paid all accrued and unpaid dividends on the outstanding shares of Series E Preferred Stock.

c)	In the event of a dissolution, liquidation or winding up of the Company pursuant to Section 4, all accrued and unpaid dividends on the Series E Preferred Stock shall be payable on the day immediately preceding the date of payment of the preferential amount to the holders of Series E Preferred Stock. In the event of a voluntary conversion pursuant to Section 5(a), all accrued and unpaid dividends on the Series E Preferred Stock being converted shall be payable on the day immediately preceding the Voluntary Conversion Date (as defined in Section 5(b)(i)).

d)	For purposes hereof, unless the context otherwise requires, “distribution” shall mean the transfer of cash or property without consideration, whether by way of dividend or otherwise, payable other than in shares of Common Stock or other equity securities of the Company, or the purchase or redemption of shares of the Company for cash or property.

3)	Voting Rights.

a)	Class Voting Rights. The Series E Preferred Stock shall have the following class voting rights (in addition to the voting rights set forth in Section 3(b) hereof). So long as at least five hundred (500) shares of Series E Preferred Stock are issued and outstanding, the Company shall not, without the affirmative vote or consent of the holders of at least two-thirds (2/3) of the shares of the Series E Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting, in which the holders of the Series E Preferred Stock vote separately as a class: (i) amend, alter or repeal the provisions of the Series E Preferred Stock, whether by merger, consolidation or otherwise, so as to adversely affect any right, preference, privilege or voting power of the Series E Preferred Stock; provided, however, that any creation and issuance of another series of Junior Stock or the creation and issuance of the Series F Convertible Preferred Stock (which shall rank senior to the Series E Preferred Stock) shall not be deemed to adversely affect such rights, preferences, privileges or voting powers; (ii) repurchase, redeem or pay dividends on, shares of Common Stock or any other shares of the Company’s Junior Stock (other than de minimus repurchases from employees of the Company in certain circumstances) if dividends on the Series E Preferred Stock are due and remain unpaid; (iii) amend the Certificate of Incorporation or By-Laws of the Company so as to affect materially and adversely any right, preference, privilege or voting power of the Series E Preferred Stock; provided, however, that any creation and issuance of another series of Junior Stock or the creation and issuance of the Series F Convertible Preferred Stock (which shall rank senior to the Series E Preferred Stock) shall not be deemed to adversely affect such rights, preferences, privileges or voting powers; (iv) effect any distribution with respect to Junior Stock; (v) authorize, create, issue or increase the authorized or issued amount of any securities or other financial instrument ranking senior to the Series E Preferred Stock (except for the issuance of shares of the Series F Convertible Preferred Stock which shall rank senior to the Series E Preferred Stock), with respect to the distribution of assets on liquidation, dissolution or winding up of the Company; (vi) sell all or substantially all of the assets of the Company, or liquidate or dissolve the Company, unless such action would result in the distribution to the holders of Series E Preferred Stock of at least the Liquidation Preference Amount (as defined in Section 4 hereof) plus all accrued but unpaid dividends, if any; or (vii) consummate the Proposed Equity Financing (as defined in Section 5(c)(ii) hereof) if such consummation would result in the investors in the Proposed Equity Financing owning greater than twenty-five percent (25%) of the shares of Common Stock issued and outstanding at the time (excluding from such calculation the issuance of any shares of Common Stock issued or issuable upon conversion of the Series F Preferred Stock prior to the consummation of the Proposed Equity Financing).

b)	General Voting Rights. The holder of each share of Series E Preferred Stock shall be entitled to vote such number of shares of Common Stock into which such share of Series E Preferred Stock could be converted for purposes of determining the shares of Common Stock entitled to vote at any regular, annual or special meeting of stockholders of the Company, and shall have voting rights and powers equal to the voting rights and powers of the Common Stock (except as otherwise expressly provided herein or as required by law, voting together with the Common Stock as a single class) and shall be entitled to notice of any stockholders’ meeting in accordance with the bylaws of the Company. Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares into which shares of Series E Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).

4)	Liquidation Preference.

a)	In the event of the liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Company, the holders of shares of the Series E Preferred Stock then outstanding shall be entitled to receive, out of the assets of the Company whether such assets are capital or surplus of any nature, an amount equal to $10,000 per share (the “Liquidation Preference Amount”) of the Series E Preferred Stock plus any accrued but unpaid dividends before any payment shall be made or any assets distributed to the holders of the Common Stock or any other Junior Stock. If the assets of the Company are not sufficient to pay in full the Liquidation Preference Amount plus any accrued but unpaid dividends payable to the holders of outstanding shares of the Series E Preferred Stock and any series of preferred stock or any other class of stock on a parity, as to rights on liquidation, dissolution or winding up, with the Series E Preferred Stock, then all of said assets will be distributed among the holders of the Series E Preferred Stock and the other classes of stock on a parity with the Series E Preferred Stock, if any, ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full. The liquidation payment with respect to each outstanding fractional share of Series E Preferred Stock shall be equal to a ratably proportionate amount of the liquidation payment with respect to each outstanding share of Series E Preferred Stock. All payments for which this Section 4(a) provides shall be in cash, property (valued at its fair market value as determined by the Company’s independent, outside accountant)

or a combination thereof; provided, however, that no cash shall be paid to holders of Junior Stock unless each holder of the outstanding shares of Series E Preferred Stock has been paid in cash the full Liquidation Preference Amount plus any accrued but unpaid dividends to which such holder is entitled as provided herein. After payment of the full Liquidation Preference Amount plus any accrued but unpaid dividends to which each holder is entitled, such holders of shares of Series E Preferred Stock will not be entitled to any further participation as such in any distribution of the assets of the Company.

b)	A consolidation or merger of the Company with or into any other corporation or corporations, or a sale of all or substantially all of the assets of the Company, or the effectuation by the Company of a transaction or series of transactions in which more than 50% of the voting shares of the Company is disposed of or conveyed, shall not be deemed to be a liquidation, dissolution, or winding up within the meaning of this Section 4. In the event of the merger or consolidation of the Company with or into another corporation, the Series E Preferred Stock shall maintain its relative powers, designations and preferences provided for herein and no merger shall result inconsistent therewith.

c)	Written notice of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, stating a payment date and the place where the distributable amounts shall be payable, shall be given by mail, postage prepaid, no less than forty-five (45) days prior to the payment date stated therein, to the holders of record of the Series E Preferred Stock at their respective addresses as the same shall appear on the books of the Company.

5)	Conversion. The holder of Series E Preferred Stock shall have the following conversion rights (the “Conversion Rights”):

a)	Right to Convert. At any time on or after the Issuance Date, the holder of any such shares of Series E Preferred Stock may, at such holder’s option, subject to the limitation set forth in Section 7 herein, elect to convert (a “Voluntary Conversion”) all or any portion of the shares of Series E Preferred Stock held by such person into a number of fully paid and nonassessable shares of Common Stock equal to the quotient of (i) the Liquidation Preference Amount of the shares of Series E Preferred Stock being converted divided by (ii) the Conversion Price (as defined in Section 5(d) below) then in effect as of the date of the delivery by such holder of its notice of election to convert.

b)	Mechanics of Voluntary Conversion. The Voluntary Conversion of Series E Preferred Stock shall be conducted in the following manner:

i)	Holder’s Delivery Requirements. To convert Series E Preferred Stock into full shares of Common Stock on any date (the “Voluntary Conversion Date”), the holder thereof shall (A) transmit by facsimile (or otherwise deliver), for receipt on or prior to 5:00 p.m., New York time on such date, a copy of a fully executed notice of conversion in the form attached hereto as Exhibit I (the “Conversion Notice”), to the Company, and (B) surrender to a common carrier for delivery to the Company as soon as practicable following such Voluntary Conversion Date but in no event later than three (3) business days after such date the original certificates representing the shares of Series E Preferred Stock being converted (or an indemnification undertaking with respect to such shares in the case of their loss, theft or destruction) (the “Preferred Stock Certificates”) and the originally executed Conversion Notice.

ii)	Company’s Response. Upon receipt by the Company of a facsimile copy of a Conversion Notice, the Company shall immediately send, via facsimile, a confirmation of receipt of such Conversion Notice to such holder. Upon receipt by the Company of a copy of the fully executed Conversion Notice, the Company or its designated transfer agent (the “Transfer Agent”), as applicable, shall, within three (3) business days following the date of receipt by the Company of the fully executed Conversion Notice (so long as the applicable Preferred Stock Certificates and original Conversion Notice are received by the Company on or before such third business day), issue and deliver to the Depository Trust Company (“DTC”) account on the Holder’s behalf via the Deposit Withdrawal Agent Commission System (“DWAC”) as specified in the Conversion Notice, registered in the name of the holder or its designee, for the number of shares of Common Stock to which the holder shall be entitled. If the number of shares of Preferred Stock represented by the Preferred Stock Certificate(s) submitted for conversion is greater than the number of shares of Series E Preferred Stock being converted, then the Company shall, as soon as practicable and in no event later than three (3) business days after receipt of the Preferred Stock Certificate(s) and at the Company’s expense, issue and deliver to the holder a new Preferred Stock Certificate representing the number of shares of Series E Preferred Stock not converted.

iii)	Dispute Resolution. In the case of a dispute as to the arithmetic calculation of the number of shares of Common Stock to be issued upon conversion, the Company shall promptly issue to the holder the number of shares of Common Stock that is not disputed and shall submit the arithmetic calculations to the holder via facsimile as soon as possible, but in no event later than two (2) business days after receipt of such holder’s Conversion Notice. If such holder and the Company are unable to agree upon the arithmetic calculation of the number of shares of Common Stock to be issued upon such conversion within one (1) business day of such disputed arithmetic calculation being submitted to the holder, then the Company shall within one (1) business day submit via facsimile the disputed arithmetic calculation of the number of shares of Common Stock to be issued upon such conversion to the Company’s independent, outside accountant. The Company shall cause the accountant to perform the calculations and notify the Company and the holder of the results no later than seventy-two (72) hours from the time it receives the disputed calculations. Such accountant’s calculation shall be binding upon all parties absent manifest error. The reasonable expenses of such accountant in making such determination shall be paid by the Company, in the event the holder’s calculation was correct, or by the holder, in the event the Company’s calculation was correct, or equally by the Company and the holder in the event that neither the Company’s or the holder’s calculation was correct. The period of time in which the Company is required to effect conversions under this Certificate of Designation shall be tolled with respect to the subject conversion pending resolution of any dispute by the Company made in good faith and in accordance with this Section 5(b)(iii).

iv)	Record Holder. The person or persons entitled to receive the shares of Common Stock issuable upon a conversion of the Series E Preferred Stock shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.

v)	Company’s Failure to Timely Convert. If within three (3) business days of the Company’s receipt of the Conversion Notice and the Preferred Stock Certificates to be converted (the “Share Delivery Period”) the Company shall fail to issue and deliver to a holder the number of shares of Common Stock to which such holder is entitled upon such holder’s conversion of the Series E Preferred Stock or to issue a new Preferred Stock Certificate representing the number of shares of Series E Preferred Stock to which such holder is entitled pursuant to Section 5(b)(ii) (a “Conversion Failure”), in addition to all other available remedies which such holder may pursue hereunder and under the Series E Convertible Preferred Stock Purchase Agreement among the Company and the purchasers listed therein (the “Purchase Agreement”) (including indemnification pursuant to Article VI thereof), the Company shall pay additional damages to such holder on each business day after such third (3rd) business day that such conversion is not timely effected in an amount equal 0.5% of the product of (A) the sum of the number of shares of Common Stock not issued to the holder on a timely basis pursuant to Section 5(b)(ii) and to which such holder is entitled and, in the event the Company has failed to deliver a Preferred Stock Certificate to the holder on a timely basis pursuant to Section 5(b)(ii), the number of shares of Common Stock issuable upon conversion of the shares of Series E Preferred Stock represented by such Preferred Stock Certificate, as of the last possible date which the Company could have issued such Preferred Stock Certificate to such holder without violating Section 5(b)(ii) and (B) the Closing Bid Price (as defined in Section 5(d) below) of the Common Stock on the last possible date which the Company could have issued such Common Stock and such Preferred Stock Certificate, as the case may be, to such holder without violating Section 5(b)(ii). If the Company fails to pay the additional damages set forth in this Section 5(b)(v) within five (5) business days of the date incurred, then such payment shall bear interest at the rate of 2% per month (pro rated for partial months) until such payments are made.

      c) Mandatory Conversion.

i)	Each share of Series E Preferred Stock outstanding on the Mandatory Conversion Date shall, automatically and without any action on the part of the holder thereof, convert into a number of fully paid and nonassessable shares of Common Stock equal to the quotient of (i) the Liquidation Preference Amount of the shares of Series E Preferred Stock outstanding on the Mandatory Conversion Date divided by (ii) the Conversion Price in effect on the Mandatory Conversion Date.

ii)	As used herein, a “Mandatory Conversion Date” shall be any date after the date that is the later of the closing of the Proposed Equity Financing (as defined below) or twelve (12) months following the Issuance Date, provided, that (A) the Closing Bid Price of the Common Stock is equal to or exceeds $2.00 for a period of ten (10) consecutive trading days and (B) the Common Stock issuable upon conversion of the Series E Preferred Stock is registered pursuant to an effective registration statement under the Securities Act and such registration statement has been effective, without lapse or suspension of any kind, for a period 60 consecutive calendar days; and further provided that the Mandatory Conversion Date shall be extended for as long as the conversion of such share of Preferred Stock would violate Section 7. The Mandatory Conversion Date and the Voluntary Conversion Date collectively are referred to in this Certificate of Designation as the “Conversion Date.” For purposes hereof, “Proposed Equity Financing” means the consummation by the Company of a private placement of at least $3,000,000 of shares of the Company’s equity securities (or such lesser amount as may be agreed upon by the Company and the holders of at least two-thirds (2/3) of the shares of the Company’s Series F Preferred Stock outstanding at such time) after the Company has consummated a merger with Prescient Systems, Inc. in which the Company is the surviving entity.

iii)	On the Mandatory Conversion Date, the outstanding shares of Series E Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Company or its transfer agent; provided, however, that the Company shall not be obligated to issue the shares of Common Stock issuable upon conversion of any shares of Series E Preferred Stock unless certificates evidencing such shares of Series E Preferred Stock are either delivered to the Company or the holder notifies the Company that such certificates have been lost, stolen, or destroyed, and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection therewith. Upon the occurrence of the automatic conversion of the Series E Preferred Stock pursuant to this Section 5, the holders of the Series E Preferred Stock shall surrender the Preferred Stock Certificates representing the

Series E Preferred Stock for which the Mandatory Conversion Date has occurred to the Company and the Company shall deliver the shares of Common Stock issuable upon such conversion (in the same manner set forth in Section 5(b)(ii)) to the holder within three (3) business days of the holder’s delivery of the applicable Preferred Stock Certificates.

d)	Conversion Price.

i)	The term “Conversion Price” shall mean $1.00 per share, subject to adjustment under Section 5(e) hereof.

ii)	The term “Closing Bid Price” shall mean, for any security as of any date, the last closing bid price of such security on any stock exchange or market on which the security is then listed or admitted for trading or quotation, as applicable, the OTC Bulletin Board for such security as reported by Bloomberg, or, if no closing bid price is reported for such security by Bloomberg, the last closing trade price of such security as reported by Bloomberg, or, if no last closing trade price is reported for such security by Bloomberg, the average of the bid prices of any market makers for such security as reported in the “pink sheets” by the National Quotation Bureau, Inc. If the Closing Bid Price cannot be calculated for such security on such date on any of the foregoing bases, the Closing Bid Price of such security on such date shall be the fair market value as mutually determined by the Company and the holders of a majority of the outstanding shares of Series E Preferred Stock.

e)	Adjustments of Conversion Price.

i)	Adjustments for Stock Splits and Combinations. If the Company shall at any time or from time to time after the Issuance Date, effect a stock split of the outstanding Common Stock, the Conversion Price shall be proportionately decreased. If the Company shall at any time or from time to time after the Issuance Date, combine the outstanding shares of Common Stock, the Conversion Price shall be proportionately increased. Any adjustments under this Section 5(e)(i) shall be effective at the close of business on the date the stock split or combination occurs.

ii)	Adjustments for Certain Dividends and Distributions. If the Company shall at any time or from time to time after the Issuance Date, make or issue or set a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in shares of Common Stock, then, and in each event, the Conversion Price shall be decreased as of the time of such issuance or, in the event such record date shall have been fixed, as of the close of business on such record date, by multiplying, as applicable, the Conversion Price then in effect by a fraction:

(a)	the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date; and

(b)	the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

iii)	Adjustment for Other Dividends and Distributions. If the Company shall at any time or from time to time after the Issuance Date, make or issue or set a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in other than shares of Common Stock, then, and in each event, an appropriate revision to the applicable Conversion Price shall be made and provision shall be made (by adjustments of the Conversion Price or otherwise) so that the holders of Series E Preferred Stock shall receive upon conversions thereof, in addition to the number of shares of Common Stock receivable thereon, the number of securities of the Company which they would have received had their Series E Preferred Stock been converted into Common Stock on the date of such event and had thereafter, during the period from the date of such event to and including the Conversion Date, retained such securities (together with any distributions payable thereon during such period), giving application to all adjustments called for during such period under this Section 5(e)(iii) with respect to the rights of the holders of the Series E Preferred Stock.

iv)	Adjustments for Reclassification, Exchange or Substitution. If the Common Stock issuable upon conversion of the Series E Preferred Stock at any time or from time to time after the Issuance Date shall be changed to the same or different number of shares of any class or classes of stock, whether by reclassification, exchange, substitution or otherwise (other than by way of a stock split or combination of shares or stock dividends provided for in Sections 5(e)(i), (ii) and (iii), or a reorganization, merger, consolidation, or sale of assets provided for in Section 5(e)(v)), then, and in each event, an appropriate revision to the Conversion Price shall be made and provisions shall be made (by adjustments of the Conversion Price or otherwise) so that the holder of each share of Series E Preferred Stock shall have the right thereafter to convert such share of Series E Preferred Stock into the kind and amount of shares of stock and other securities receivable upon reclassification, exchange, substitution or other change, by holders of the number of shares of Common Stock into which such share of Series E Preferred Stock might have been converted immediately prior to such reclassification, exchange, substitution or other change, all subject to further adjustment as provided herein.

v)	Adjustments for Reorganization, Merger, Consolidation or Sales of Assets. If at any time or from time to time after the Issuance Date there shall be a capital reorganization of the Company (other than by way of a stock split or combination of shares or stock dividends or distributions provided for in Section 5(e)(i), (ii) and (iii), or a reclassification, exchange or substitution of shares provided for in Section 5(e)(iv)), or a merger or consolidation of the Company with or into another corporation, or the sale of all or substantially all of the Company’s properties or assets to any other person (an “Organic Change”), then as a part of such Organic Change an appropriate revision to the Conversion Price shall be made and provision shall be made (by adjustments of the Conversion Price or otherwise) so that the holder of each share of Series E Preferred Stock shall have the right thereafter to convert such share of Series E Preferred Stock into the kind and amount of shares of stock and other securities or property of the Company or any successor corporation resulting from Organic Change. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5(e)(v) with respect to the rights of the holders of the Series E Preferred Stock after the Organic Change to the end that the provisions of this Section 5(e)(v) (including any adjustment in the Conversion Price then in effect and the number of shares of stock or other securities deliverable upon conversion of the Series E Preferred Stock) shall be applied after that event in as nearly an equivalent manner as may be practicable.

vi)	Adjustments for Issuance of Additional Shares of Common Stock. If the Company, at any time commencing twelve (12) months following the Issuance Date, shall issue any additional shares of Common Stock (otherwise than as provided in the foregoing subsections (i) through (v) of this Section 5(e)) (the “Additional Shares of Common Stock”), at a price per share less than the Conversion Price or without consideration, then the Conversion Price upon each such issuance shall be adjusted to that price (rounded to the nearest cent) determined by multiplying the Conversion Price by a fraction:

(1)	the numerator of which shall be equal to the sum of (A) the number of shares of Common Stock outstanding immediately prior to the issuance of such Additional Shares of Common Stock plus (B) the number of shares of Common Stock (rounded to the nearest whole share) which the aggregate consideration for the total number of such Additional Shares of Common Stock so issued would purchase at a price per share equal to the Conversion Price, and

(2)	the denominator of which shall be equal to the number of shares of Common Stock outstanding immediately after the issuance of such Additional Shares of Common Stock.

vii)	The provisions of this subsection (vi) shall not apply under any of the circumstances for which an adjustment is provided in subsections (i), (ii), (iii), (iv) or (v) of this Section 5(e). No adjustment of the Conversion Price shall be made under this subsection (e)(vi) upon the issuance of any Additional Shares of Common Stock which are issued pursuant to any Common Stock Equivalent (as such term is defined hereinafter) if upon the issuance of such Common Stock Equivalent (x) any adjustment shall have been made pursuant to subsection (vii) of this Section 5(e) or (y) no adjustment was required pursuant to subsection (vii) of this Section 5(e). No adjustment of the Conversion Price shall be made under this subsection (vi) in an amount less than $.01 per share, but any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment, if any, which together with any adjustments so carried forward shall amount to $.01 per share or more; provided that upon any adjustment of the Conversion Price as a result of any dividend or distribution payable in Common Stock or Convertible Securities (as defined below) or the reclassification, subdivision or combination of Common Stock into a greater or smaller number of shares, the foregoing figure of $.01 per share (or such figure as last adjusted) shall be adjusted (to the nearest one-half cent) in proportion to the adjustment in the Conversion Price.

viii)	Issuance of Common Stock Equivalents. If the Company, at any time commencing twelve (12) months following the Issuance Date, shall issue any securities convertible into or exchangeable for, directly or indirectly, Common Stock (“Convertible Securities”), other than the Series E Preferred Stock, or any rights or warrants or options to purchase any such Common Stock or Convertible Securities, shall be issued or sold (collectively, the “Common Stock Equivalents”) and the price per share for which Additional Shares of Common Stock may be issuable thereafter pursuant to such Common Stock Equivalent shall be less than the Conversion Price then in effect, then the Conversion Price upon each such issuance or amendment shall be adjusted as provided in the first sentence of subsection (vi) of this Section 5(e) on the basis that (1) the maximum number of Additional Shares of Common Stock issuable pursuant to all such Common Stock Equivalents shall be deemed to have been issued (whether or not such Common Stock Equivalents are actually then exercisable, convertible or exchangeable in whole or in part) as of the earlier of (A) the date on which the Company shall enter into a firm contract for the issuance of such Common Stock Equivalent, or (B) the date of actual issuance of such Common Stock Equivalent, and (2) the aggregate consideration for such maximum number of Additional Shares of Common Stock shall be deemed to be the minimum consideration received or receivable by the Company for the issuance of such Additional Shares of Common Stock pursuant to such Common

Stock Equivalent. No adjustment of the Conversion Price shall be made under this subsection (vii) upon the issuance of any Convertible Security which is issued pursuant to the exercise of any warrants or other subscription or purchase rights therefor, if any adjustment shall previously have been made to the exercise price of such warrants then in effect upon the issuance of such warrants or other rights pursuant to this subsection (vii).

ix)	Consideration for Stock. In case any shares of Common Stock or Convertible Securities other than the Series E Preferred Stock, or any rights or warrants or options to purchase any such Common Stock or Convertible Securities, shall be issued or sold:

(a)	in connection with any merger or consolidation in which the Company is the surviving corporation (other than any consolidation or merger in which the previously outstanding shares of Common Stock of the Company shall be changed to or exchanged for the stock or other securities of another corporation), the amount of consideration therefore shall be, deemed to be the fair value, as determined reasonably and in good faith by the Board of Directors of the Company, of such portion of the assets and business of the nonsurviving corporation as such Board may determine to be attributable to such shares of Common Stock, Convertible Securities, rights or warrants or options, as the case may be; or

(b)	in the event of any consolidation or merger of the Company in which the Company is not the surviving corporation or in which the previously outstanding shares of Common Stock of the Company shall be changed into or exchanged for the stock or other securities of another corporation, or in the event of any sale of all or substantially all of the assets of the Company for stock or other securities of any corporation, the Company shall be deemed to have issued a number of shares of its Common Stock for stock or securities or other property of the other corporation computed on the basis of the actual exchange ratio on which the transaction was predicated, and for a consideration equal to the fair market value on the date of such transaction of all such stock or securities or other property of the other corporation. If any such calculation results in adjustment of the applicable Conversion Price, or the number of shares of Common Stock issuable upon conversion of the Series E Preferred Stock, the determination of the applicable Conversion Price or the number of shares of Common Stock issuable upon conversion of the Series E Preferred Stock immediately prior to such merger, consolidation or sale, shall be made after giving effect to such adjustment of the number of shares of Common Stock issuable upon conversion of the Series E Preferred Stock.

x)	Record Date. In case the Company shall take record of the holders of its Common Stock or any other Preferred Stock for the purpose of entitling them to subscribe for or purchase Common Stock or Convertible Securities, then the date of the issue or sale of the shares of Common Stock shall be deemed to be such record date.

f)	Certain Issues Excepted. Notwithstanding anything in Section 5(e) hereof to the contrary, the Company shall not be required to make any adjustment of the Conversion Price or the number of shares of Common Stock issuable upon conversion of the Series E Preferred Stock upon the grant after the Issuance Date of, or the exercise after the Issuance Date of, (1) the Company’s issuance of any Additional Shares of Common Stock (other than for cash) and warrants therefor in connection with a merger, acquisition or consolidation, (2) the Company’s issuance of Additional Shares of Common Stock pursuant to a bona fide firm underwritten public offering of the Company’s securities, (3) the Company’s issuance of Additional Shares of Common Stock or warrants therefor in connection with bona fide strategic alliances or other partnering arrangements so long as such issuances are not for the purpose of raising capital, (4) the Company’s issuance of Common Stock or the issuance or grants of options to purchase Common Stock pursuant to the Company’s stock option plans and employee stock purchase plans as they now exist, (5) the Company’s issuance of warrants or other securities issued to the placement agent in connection with the transactions contemplated by the Purchase Agreement, and (6) securities issued pursuant to the conversion or exercise of convertible or exercisable securities issued or outstanding on or prior to the date hereof.

g)	No Impairment. The Company shall not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith, assist in the carrying out of all the provisions of this Section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series E Preferred Stock against impairment. In the event a holder shall elect to convert any shares of Series E Preferred Stock as provided herein, the Company cannot refuse conversion based on any claim that such holder or any one associated or affiliated with such holder has been engaged in any violation of law, unless, an injunction from a court, on notice, restraining and/or adjoining conversion of all or of said shares of Series E Preferred Stock shall have been issued and the Company posts a surety bond for the benefit of such holder in the amount of the difference between the Conversion Price and the Closing Bid Price on the trading day preceding the date of the attempted conversion multiplied by the number of shares of Series E Preferred Stock sought to be converted, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to such holder in the event it obtains judgment.

h)	Certificates as to Adjustments. Upon occurrence of each adjustment or readjustment of the Conversion Price or number of shares of Common Stock issuable upon conversion of the Series E Preferred Stock pursuant to this Section 5, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of such Series E Preferred Stock a certificate setting forth such adjustment and readjustment, showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon written request of the holder of such affected Series E Preferred Stock, at any time, furnish or cause to be furnished to such holder a like certificate setting forth such adjustments and readjustments, the Conversion Price in effect at the time, and the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon the conversion of a share of such Series E Preferred Stock. Notwithstanding the foregoing, the Company shall not be obligated to deliver a certificate unless such certificate would reflect an increase or decrease of at least one percent of such adjusted amount.

i)	Issue Taxes. The Company shall pay any and all issue and other taxes, excluding federal, state or local income taxes, that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of shares of Series E Preferred Stock pursuant thereto; provided, however, that the Company shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such conversion.

j)	Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by facsimile or three (3) business days following being mailed by certified or registered mail, postage prepaid, return-receipt requested, addressed to the holder of record at its address appearing on the books of the Company. The Company will give written notice to each holder of Series E

Preferred Stock at least twenty (20) days prior to the date on which the Company closes its books or takes a record (I) with respect to any dividend or distribution upon the Common Stock, (II) with respect to any pro rata subscription offer to holders of Common Stock or (III) for determining rights to vote with respect to any Organic Change, dissolution, liquidation or winding-up and in no event shall such notice be provided to such holder prior to such information being made known to the public. The Company will also give written notice to each holder of Series E Preferred Stock at least twenty (20) days prior to the date on which any Organic Change, dissolution, liquidation or winding-up will take place and in no event shall such notice be provided to such holder prior to such information being made known to the public.

k)	Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Series E Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Company shall pay cash equal to the product of such fraction multiplied by the average of the Closing Bid Prices of the Common Stock for the five (5) consecutive trading days immediately preceding the Voluntary Conversion Date or Mandatory Conversion Date, as applicable.

l)	Reservation of Common Stock. The Company shall, so long as any shares of Series E Preferred Stock are outstanding, reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Series E Preferred Stock, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all of the Series E Preferred Stock then outstanding; provided that the number of shares of Common Stock so reserved shall at no time be less than 100% of the number of shares of Common Stock for which the shares of Series E Preferred Stock are at any time convertible. The initial number of shares of Common Stock reserved for conversions of the Series E Preferred Stock and each increase in the number of shares so reserved shall be allocated pro rata among the holders of the Series E Preferred Stock based on the number of shares of Series E Preferred Stock held by each holder at the time of issuance of the Series E Preferred Stock or increase in the number of reserved shares, as the case may be. In the event a holder shall sell or otherwise transfer any of such holder’s shares of Series E Preferred Stock, each transferee shall be allocated a pro rata portion of the number of reserved shares of Common Stock reserved for such transferor. Any shares of Common Stock reserved and which remain allocated to any person or entity which does not hold any shares of Series E Preferred Stock shall be allocated to the remaining holders of Series E Preferred Stock, pro rata based on the number of shares of Series E Preferred Stock then held by such holder. The Company shall, from time to time in accordance with the Delaware General Corporation Law, as amended, increase the authorized number of shares of Common Stock if at any time the unissued number of authorized shares shall not be sufficient to satisfy the Company’s obligations under this Section 5(k).

m)	Regulatory Compliance. If any shares of Common Stock to be reserved for the purpose of conversion of Series E Preferred Stock require registration or listing with or approval of any governmental authority, stock exchange or other regulatory body under any federal or state law or regulation or otherwise before such shares may be validly issued or delivered upon conversion, the Company shall, at its sole cost and expense, in good faith and as expeditiously as possible, endeavor to secure such registration, listing or approval, as the case may be.

6)	Exchange of Series E Preferred Stock.

(a)	Commencing on the date that is twelve (12) months following the Issuance Date, if the Company enters into any Subsequent Financing (as defined below) on terms more favorable than the terms governing the shares of Series E Preferred Stock, then the holders of shares of Series E Preferred Stock in their sole discretion may exchange their shares of Series E Preferred Stock, valued at the Liquidation Preference Amount plus any accrued but unpaid dividends, if any, for the securities issued or to be issued in the Subsequent Financing. The Company covenants and agrees to promptly notify in writing the holders of shares of Series E Preferred Stock of the terms and conditions of any such proposed Subsequent Financing.

(b)	A “Subsequent Financing” shall be defined as any subsequent offer or sale to, or exchange with (or other type of distribution to), any third party of Common Stock or any securities convertible, exercisable or exchangeable into Common Stock, including debt securities so convertible; provided, however, that the following issuances shall not be deemed a Subsequent Financing: (i) the Company’s issuance of any additional shares of Common Stock (other than for cash) and warrants therefor in connection with a merger, acquisition or consolidation, (ii) the Company’s issuance of additional shares of Common Stock pursuant to a bona fide firm underwritten public offering of the Company’s securities, (iii) the Company’s issuance of additional shares of Common Stock or warrants therefor in connection with bona fide strategic alliances or other partnering arrangements so long as such issuances are not for the purpose of raising capital, (iv) the Company’s issuance of Common Stock or the issuance or grants of options to purchase Common Stock pursuant to the Company’s stock option plans and employee stock purchase plans as they now exist, (v) the Company’s issuance of warrants or other securities issued to the placement agent in connection with the transactions contemplated by this Agreement, and (vi) securities issued pursuant to the conversion or exercise of convertible or exercisable securities issued or outstanding on or prior to the date hereof.

7)	Conversion Restriction. Notwithstanding anything to the contrary set forth in Section 5 of this Certificate of Designation, at no time may a holder of shares of Series E Preferred Stock convert shares of the Series E Preferred Stock if the number of shares of Common Stock to be issued pursuant to such conversion would exceed, when aggregated with all other shares of Common Stock owned by such holder at such time, would result in such holder beneficially owning (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules thereunder) in excess of 9.9% of the then issued and outstanding shares of Common Stock outstanding at such time; provided, however, that upon a holder of Series E Preferred Stock providing the Company with sixty-one (61) days written notice (pursuant to Section 4(i) hereof) (the “Waiver Notice”) that such holder would like to waive Section 7 of this Certificate of Designation with regard to any or all shares of Common Stock issuable upon conversion of Series E Preferred Stock, this Section 7 shall be of no force or effect with regard to those shares of Series E Preferred Stock referenced in the Waiver Notice.

8)	Inability to Fully Convert.

a)	Holder’s Option if Company Cannot Fully Convert. If, upon the Company’s receipt of a Conversion Notice or on the Mandatory Conversion Date, the Company cannot issue shares of Common Stock registered for resale under the registration statement for any reason, including, without limitation, because the Company (x) does not have a sufficient number of shares of Common Stock authorized and available, (y) is otherwise prohibited by applicable law or by the rules or regulations of any stock exchange, interdealer quotation system or other self-regulatory organization with jurisdiction over the Company or its securities from issuing all of the Common Stock which is to be issued to a holder of Series E Preferred Stock pursuant to a

Conversion Notice or (z) fails to have a sufficient number of shares of Common Stock registered for resale under the registration statement, then the Company shall issue as many shares of Common Stock as it is able to issue in accordance with such holder’s Conversion Notice and pursuant to Section 5(b)(ii) above and, with respect to the unconverted Series E Preferred Stock, the holder, solely at such holder’s option, can elect, within five (5) business days after receipt of notice from the Company thereof to:

i)	if the Company’s inability to fully convert Series E Preferred Stock is pursuant to Section 8(a)(z) above, require the Company to issue restricted shares of Common Stock in accordance with such holder’s Conversion Notice and pursuant to Section 5(b)(ii) above; or

ii)	void its Conversion Notice and retain or have returned, as the case may be, the shares of Series E Preferred Stock that were to be converted pursuant to such holder’s Conversion Notice (provided that a holder’s voiding its Conversion Notice shall not affect the Company’s obligations to make any payments which have accrued prior to the date of such notice).

b)	Mechanics of Fulfilling Holder’s Election. The Company shall immediately send via facsimile to a holder of Series E Preferred Stock, upon receipt of a facsimile copy of a Conversion Notice from such holder which cannot be fully satisfied as described in Section 8(a) above, a notice of the Company’s inability to fully satisfy such holder’s Conversion Notice (the “Inability to Fully Convert Notice”). Such Inability to Fully Convert Notice shall indicate (i) the reason why the Company is unable to fully satisfy such holder’s Conversion Notice and (ii) the number of Series E Preferred Stock which cannot be converted. Such holder shall notify the Company of its election pursuant to Section 8(a) above by delivering written notice via facsimile to the Company (“Notice in Response to Inability to Convert”).

c)	Pro-rata Conversion. In the event the Company receives a Conversion Notice from more than one holder of Series E Preferred Stock on the same day and the Company can convert some, but not all, of the Series E Preferred Stock pursuant to this Section 8, the Company shall convert from each holder of Series E Preferred Stock electing to have Series E Preferred Stock converted at such time an amount equal to such holder’s pro-rata amount (based on the number shares of Series E Preferred Stock held by such holder relative to the number shares of Series E Preferred Stock outstanding) of all shares of Series E Preferred Stock being converted at such time.

9)	Vote to Change the Terms of or Issue Preferred Stock. The affirmative vote at a meeting duly called for such purpose or the written consent without a meeting, of the holders of not less than two-thirds (2/3) of the then outstanding shares of Series E Preferred Stock, shall be required (a) for any change to this Certificate of Designation or the Company’s Certificate of Incorporation which would amend, alter, change or repeal any of the powers, designations, preferences and rights of the Series E Preferred Stock or (b) for the issuance of shares of Series E Preferred Stock other than pursuant to the Purchase Agreement.

10)	Lost or Stolen Certificates. Upon receipt by the Company of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any Preferred Stock Certificates representing the shares of Series E Preferred Stock, and, in the case of loss, theft or destruction, of any indemnification undertaking by the holder to the Company and, in the case of mutilation, upon surrender and cancellation of the Preferred Stock Certificate(s), the Company shall execute and deliver new preferred stock certificate(s) of like tenor and date; provided, however, the Company shall not be obligated to re-issue Preferred Stock Certificates if the holder contemporaneously requests the Company to convert such shares of Series E Preferred Stock into Common Stock.

11)	Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Certificate of Designation shall be cumulative and in addition to all other remedies available under this Certificate of Designation, at law or in equity (including a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit a holder’s right to pursue actual damages for any failure by the Company to comply with the terms of this Certificate of Designation. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the holder thereof and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the holders of the Series E Preferred Stock and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the holders of the Series E Preferred Stock shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

12)	Specific Shall Not Limit General; Construction. No specific provision contained in this Certificate of Designation shall limit or modify any more general provision contained herein. This Certificate of Designation shall be deemed to be jointly drafted by the Company and all initial purchasers of the Series E Preferred Stock and shall not be construed against any person as the drafter hereof.

13)	Failure or Indulgence Not Waiver. No failure or delay on the part of a holder of Series E Preferred Stock in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

     IN WITNESS WHEREOF, the undersigned has executed and subscribed this Certificate and does affirm the foregoing as true this      day of           , 2004.

THE VIALINK COMPANY
By:
Name:
Title:

EXHIBIT I

THE VIALINK COMPANY
CONVERSION NOTICE

Reference is made to the Certificate of Designation of the Relative Rights and Preferences of the Series E Preferred Stock of The viaLink Company (the “Certificate of Designation”). In accordance with and pursuant to the Certificate of Designation, the undersigned hereby elects to convert the number of shares of Series E Preferred Stock, par value $.001 per share (the “Preferred Shares”), of The viaLink Company, a Delaware corporation (the “Company”), indicated below into shares of Common Stock, par value $.001 per share (the “Common Stock”), of the Company, by tendering the stock certificate(s) representing the share(s) of Preferred Shares specified below as of the date specified below.

Date of Conversion:

Number of Preferred Shares to be converted:

Stock certificate no(s). of Preferred Shares to be converted:

The Common Stock have been sold pursuant to the registration statement: YES NO

Please confirm the following information:

Conversion Price:

Number of shares of Common Stock to be issued:

Please issue the Common Stock into which the Preferred Shares are being converted and, if applicable, any check drawn on an account of the Company in the following name and to the following address:

Issue to:

Facsimile Number:

Authorization:

By:

Title:

Dated:

PRICES ATTACHED